Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-225133 on Form S-8 of First United Corporation of our report dated March 10, 2026, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Franklin, Tennessee

March 10, 2026